                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated Feburary 20, 2003, except for Note 6 as to which the dates are March 4, 2003 with respect to the twelfth paragraph and March 7, 2003 with respect to the tenth paragraph, relating to the financial statements of KC Acquisition Corporation and Subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Albany, New York
March 6, 2003

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 13, 2003 relating to the financial statements of Criticom International Corporation, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Albany, New York
March 6, 2003

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 4, 2003, except for Note 5 as to which the dates are March 6, 2003 and March 7, 2003 with respect to the second paragraph, relating to the financial statements of Integrated Alarm Services, Inc. and affiliates, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Albany, New York
March 6, 2003